UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THESE SECURITIES BEFORE MAY 1, 2004.

Issue Date: December 31, 2003

COMMON SHARE PURCHASE WARRANT
to acquire Common Shares of
FARALLON RESOURCES LTD.
(incorporated under laws of the Province of British Columbia)
Suite 1020 – 800 West Pender Street
Vancouver, BC V6C 2V6
Telephone (604) 684-6365 Fax: (604) 684-8092

THE RIGHT TO PURCHASE COMMON SHARES UNDER THIS WARRANT EXPIRES AT 5:00 P.M. (VANCOUVER TIME) ON THE EARLIER OF (i) DECEMBER 31, 2005 OR (ii) THE DATE THAT IS 45 DAYS FOLLOWING DELIVERY OF WRITTEN NOTICE TO THE WARRANT HOLDER THAT THE PUBLISHED CLOSING TRADE PRICE OF THE COMPANY’S COMMON SHARES ON THE TORONTO STOCK EXCHANGE HAS BEEN GREATER THAN OR EQUAL $1.00 FOR 10 CONSECUTIVE TRADING DAYS. SUCH NOTICE MAY ONLY BE GIVEN AFTER EXPIRY OF THE FOUR (4) MONTH HOLD PERIOD REFERRED TO HEREIN. THE WARRANTS MAY BE EXERCISED BY THE HOLDER DURING THE 45 DAY PERIOD BETWEEN THE NOTICE AND THE EXPIRATION OF THE WARRANTS. (THE EARLIER OF SUCH DATES IS REFERRED TO HEREIN AS THE “EXPIRY DATE”).

Warrant Certificate	CERTIFICATE FOR
No. «Warrant_No»	«Number_of_Shares__Warrants_Certificates» Warrants, each Warrant entitling the holder thereof to acquire one Common Share of FARALLON RESOURCES LTD.

THIS IS TO CERTIFY THAT,

«Registration»

(the “Holder”) is the registered holder of the number of common share purchase warrants (the “Warrants”) of FARALLON RESOURCES LTD. (the “Company”) set forth above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein, to purchase at any time prior to 5:00 p.m. (Vancouver time) on the Expiry Date at a price of $0.50 upon the terms and conditions hereinafter set forth, the number of Common Shares set forth above.

          The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part and from time to time (but not for any fractional Common Share) by surrendering this Warrant and the attached Warrant Exercise Form, duly executed, to the offices of Farallon Resources Ltd., Suite 1020 – 800 West Pender Street, Vancouver, B.C., V6C 2V6, together with cash or a bank draft, certified cheque or money order payable to “FARALLON RESOURCES LTD.”

          Notwithstanding the foregoing, the Warrants may not be transferred into or within the United States or to or for the account or benefit of any person within the United States or to any

“U.S. Person” within the meaning of Regulation S under the U.S. Securities Act without evidence satisfactory to the Company of compliance with U.S. securities laws.

          The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT:

1.      As used herein, the term “Common Shares” shall mean and include the Company’s presently authorized common shares and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the Holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

2.      In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Warrant exercise price shall be proportionately decreased and the number of subdivided Common Shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be consolidated into a smaller number of shares, the Warrant purchase price shall be proportionately increased and the number of combined Common Shares entitled to be purchased hereunder shall be adjusted accordingly.

3.      If any capital reorganization, reclassification or consolidation of the capital stock of the Company, or the merger or amalgamation of the Company with another corporation shall be effected, then as a condition of such reorganization, reclassification, consolidation, merger or amalgamation, adequate provision shall be made whereby the Holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of Common Shares purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or amalgamation taken place immediately after such exercise. The Company shall not effect any merger or amalgamation unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such merger or amalgamation shall assume by written instrument executed and mailed or delivered to the Holder of this Warrant the obligation to deliver to such Holder such Common Shares of stock or securities in accordance with the foregoing provisions.

4.      In case at any time:

(a)      the Company shall pay any dividend payable in stock upon its common shares or make any distribution to the Holders of its Common Shares;

(b)      the Company shall offer for subscription pro rata to the Holders of its Common Shares any additional shares of stock of any class or other rights;

(c)      there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(d)      there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the Holder of this Warrant, at least twenty days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger or amalgamation, dissolution, liquidation or winding-up and in the case of any such reorganization, reclassification, consolidation, merger or amalgamation, dissolution, liquidation or winding-up, at least twenty days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause, shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the Holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the Holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the Holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger or amalgamation, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the Holder of this Warrant at the address of such Holder, as shown on the books of the Company.

5.      This Warrant shall not entitle the Holder hereof to any rights as a shareholder of the Company, including without limitation, voting rights.

6.      This Warrant is transferable with consent of the Company, which may require as a condition for it to consent to any transfer that the transferee and transferor provide a legal opinion(s) as to the compliance with applicable laws of any proposed transfer of rights under this Warrant.

7.      This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the offices of the Company, for new Warrants of like tenor representing in aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by such Holder hereof at the time of such surrender.

          Certificates for the Common Shares subscribed for will be mailed to the persons specified in the exercise form at their respective addresses specified therein or, if so specified in the exercise form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the Holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not so purchased.

          IN WITNESS WHEREOF FARALLON RESOURCES LTD. has caused this Warrant Certificate to be duly signed and it shall bear the reference date being the Issue Date set forth on page 1, notwithstanding its later date of actual issue or reissue of a certificate for a lesser number of Warrants.

FARALLON RESOURCES LTD.

By:
Authorized Signatory

WARRANT EXERCISE FORM

To:	FARALLON RESOURCES LTD. (also the “Company”)
Suite 1020 – 800 West Pender Street
Vancouver, B.C. V6C 2V6
Telephone: (604) 684-6365 Fax: (604) 684-8092

1.      The undersigned Holder of the within Warrant Certificate hereby subscribes for ___________ common shares (“Common Shares”) of FARALLON RESOURCES LTD. (or such number of Common Shares or other securities or property to which such subscription entitles him in lieu thereof or in addition thereto under the provisions of the Warrant Certificate) at the price determined under, and on the terms specified in, the Warrant Certificate and encloses herewith cash or a bank draft, certified cheque or money order payable at par to or to the order of FARALLON RESOURCES LTD. in payment therefor.

2.      The undersigned represents and warrants to the Company that (check one):

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(a)      it is not a U.S. Person (the definition of which includes an individual resident in the United States, a partnership or corporation organized or incorporated under the laws of the United States and a trust or estate of which any administrator, executor or trustee is a U.S. Person) and is not exercising the warrants in the United States or for the account or benefit of a U.S. Person or a person in the United States; or

☐

(b)      if a U.S. Person, it is the original U.S. purchaser of the warrants, it purchased the warrants directly from the Company pursuant to a completed Certificate of U.S. Purchaser, and the representations made by it herein are true and correct on the date hereof; or

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(c)      if a U.S. Person, it has enclosed herewith a written opinion of legal counsel satisfactory to the Company to the effect that the exercise of the warrants by the undersigned has been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and the securities laws of all applicable states or is exempt from such registration requirements.

The terms “U.S. Person” and “United States” are as defined in Regulation S under the 1933 Act.

3.      The undersigned is aware that any shares acquired by exercise of the Warrant before May 1, 2004 will bear the following legends:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before May 1, 2004.”

4.      If the undersigned is a U.S. person, he is aware that the certificate issuable hereunder will bear the following legend:

“The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The holder hereof, by purchasing such securities, agrees for the benefit of the Company that such securities may be offered, sold, pledged or otherwise transferred only (a) to the Company, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United Sates (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Company an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Corporation. Provided that if the Corporation is a “foreign issuer” as that term is defined by Regulation S of the U.S. Securities Act at the time of sale, a new certificate bearing no restrictive legend, delivery of which will constitute “Good Delivery” may be obtained form the transfer agent, upon delivery of this certificate and a duly executed declaration, in form satisfactory to the Corporation and its transfer agent, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.”

5.      The undersigned hereby irrevocably directs that the said Common Shares be issued and delivered as follows:

Number(s) of
Names(s) in Full	Address(es) (Include Postal Code)	Common Shares

_______________________	____________________________________________	____________________________

_______________________	____________________________________________	____________________________

(Please print full name in which share certificates are to be issued. If any shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)

DATED this _____ day of ____________________, _____.

(If Common Shares are being registered to other
than the registered warrantholder a signature
guarantee is required.)

Signature Guaranteed By:	Signature of Subscriber*

Name of Subscriber

Address of Subscriber (Include Postal Code)

* This signature must correspond exactly with the name appearing on the first page.

Please check box if the share certificates are to be delivered (at subscriber’s expense) failing which the certificates will be mailed.

THE RIGHT TO PURCHASE COMMON SHARES UNDER THIS WARRANT EXPIRES AT 5:00 P.M. (VANCOUVER TIME) ON THE EARLIER OF (i) DECEMBER 31, 2005 OR (ii) THE DATE THAT IS 45 DAYS FOLLOWING DELIVERY OF WRITTEN NOTICE TO THE WARRANT HOLDER THAT THE PUBLISHED CLOSING TRADE PRICE OF THE COMPANY’S COMMON SHARES ON THE TORONTO STOCK EXCHANGE HAS BEEN GREATER THAN OR EQUAL $1.00 FOR 10 CONSECUTIVE TRADING DAYS. SUCH NOTICE MAY ONLY BE GIVEN AFTER EXPIRY OF THE FOUR (4) MONTH HOLD PERIOD REFERRED TO HEREIN. THE WARRANTS MAY BE EXERCISED BY THE HOLDER DURING THE 45 DAY PERIOD BETWEEN THE NOTICE AND THE EXPIRATION OF THE WARRANTS. (THE EARLIER OF SUCH DATES IS REFERRED TO HEREIN AS THE “EXPIRY DATE”).